UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Ruth's Hospitality Group, Inc. (the “Company”) is party to a credit agreement by and among the Company, certain guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner, dated as of February 2, 2017 and amended on September 18, 2019 (the “Credit Agreement”).  The Credit Agreement provides for a revolving credit facility of $120.0 million (the “Revolving Credit Facility”), and subject to the satisfaction of certain conditions and lender consent, the Revolving Credit Facility may be increased up to a maximum of $150.0 million.

As of December 29, 2019, the Company had $64.0 million of outstanding indebtedness under the Revolving Credit Facility, with approximately $51.2 million of borrowings available, net of outstanding letters of credit of approximately $4.8 million.

On March 16, 2020, the Company provided notice to the lenders to borrow the remaining available amount under the Revolving Credit Facility so that a total of $120.0 million (including $4.8 million in letters of credit) is currently outstanding.  The current interest rate for borrowings under the Revolving Credit Facility is 2.55%.

The Company increased its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak.  The proceeds from the incremental Revolving Credit Facility borrowings are currently being held on the Company’s balance sheet, resulting in total cash and cash equivalents of $54.7 million as of March 16, 2020.  In accordance with the terms of the Credit Agreement, the proceeds from the incremental Revolving Credit Facility borrowings may in the future be used for working capital, general corporate or other purposes permitted by the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: March 18, 2020	By:	/s/ Arne G. Haak
Arne G. Haak
Executive Vice President and Chief Executive Officer